UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2008

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR              240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR                240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On May 12, 2008, a subsidiary of TravelCenters of America LLC, or “TravelCenters”, TA Leasing LLC, entered an amendment to a lease agreement, the “Lease Agreement”, dated January 31, 2007 it is a party to with subsidiaries of Hospitality Properties Trust, or “Hospitality Trust”, HPT TA Properties Trust and HPT TA Properties LLC.

                TravelCenters and TA Leasing LLC are collectively referred to herein as “TA”.  Hospitality Trust, HPT TA Properties Trust and HPT TA Properties LLC are collectively referred to herein as “HPT”.

                Prior to the amendment, the Lease Agreement permitted TA to sell to HPT certain qualified improvements to the leased travel centers; specifically, HPT agreed to purchase up to $25 million of improvements per year during the first five years of the lease term (a total of $125 million). The contractual rent due from TA to HPT under the Lease Agreement is not affected by these sales.

                The amendment referred to above, or the “Amendment”, permits TA to sell to HPT certain qualified improvements which TA has made or may make to the travel centers leased pursuant to the Lease Agreement, as amended, earlier than previously permitted.  In the event that TA elects to sell to HPT qualified capital improvements before the time contractually required by the original lease terms, HPT’s purchase commitment amount will be discounted to reflect the accelerated receipt of cash by TA according to a present value formula established in the Amendment.

                TravelCenters became a publicly owned company as a result of a spin off from Hospitality Trust on January 31, 2007.  For a further description of TravelCenters' relationships with Hospitality Trust and Reit Management & Research LLC, a company which separately provides certain management services to TravelCenters and Hospitality Trust, please see TravelCenters’s Annual Report on Form 10-K for the year ended December 31, 2007 and proxy statement for its 2008 annual meeting of shareholders, both of which have been filed with the Securities and Exchange Commission.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Lease Agreement, dated as of May 12, 2008, by and among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President and Chief Financial Officer

Dated: May 13, 2008

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Lease Agreement, dated as of May 12, 2008 by and among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.